Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”) dated as of September 15, 2021, by and among Blue Apron Holdings, Inc., a Delaware corporation (the “Company”), RJB Partners LLC, a Delaware limited liability company (the “RJB Purchaser”), and Matthew B. Salzberg (the “Salzberg Purchaser” and, collectively with the RJB Purchaser, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement (as defined below) becomes effective, to distribute to each Eligible Holder (as defined below) of record as of the close of business on the record date of the Rights Offering (as defined below) (the “Record Date”), non-transferable rights (the “Rights”) to subscribe for and purchase shares of Class A Common Stock (the “Rights Offering Shares”) and warrants, substantially in the form attached hereto as Annex A, to purchase shares of Class A Common Stock (the “Rights Offering Warrants,” and, collectively with the Rights Offering Shares, the “Rights Offering Securities”) at the Subscription Price (as defined below) (such offering, the “Rights Offering”), in each case in the amounts described herein;

WHEREAS, pursuant to the Rights Offering, each Eligible Holder will receive one Right for each share of Class A Common Stock held by them (or, in the case of the holders of the Blue Torch Warrants, deemed to be held by them) as of the Record Date, and each Right will entitle such Eligible Holder to purchase, upon payment of the Subscription Price, the Applicable Fraction (as defined below) of (a) one (1) share of Class A Common Stock, (b) one (1) $15 Rights Offering Warrant (as defined below), (c) one (1) $18 Rights Offering Warrant (as defined below), and (d) one (1) $20 Rights Offering Warrant (as defined below);

WHEREAS, as an inducement and condition to the Company’s willingness to conduct the Rights Offering, the Company has requested that the Salzberg Purchaser agree to purchase from the Company, and the Salzberg Purchaser has agreed to so purchase, at the Initial Closing (as defined below) an aggregate of $3,000,000 of (a) shares of Class A Common Stock (the “September PIPE Shares”), (b) the $15 September PIPE Warrants (as defined below), (c) the $18 September PIPE Warrants (as defined below), and (d) the $20 September PIPE Warrants (as defined below) (such $15 September PIPE Warrants, $18 September PIPE Warrants, and $20 September PIPE Warrants, the “September PIPE Warrants” and, collectively with the September PIPE Shares, the “September PIPE Securities”), as set forth on Annex C hereto, at the Per Share Price for each (a) one (1) September PIPE Share, (b) one (1) $15 September PIPE Warrant, (c) one (1) $18 September PIPE Warrant, and (d) one (1) $20 September PIPE Warrant, purchased together (such transactions collectively, the “September PIPE”);

WHEREAS, as an inducement and condition to the Company’s willingness to conduct the Rights Offering, the Company has requested that the RJB Purchaser agree to purchase from the Company, and the RJB Purchaser has agreed to so purchase, at the Backstop Closing (as defined below) an aggregate of $30,000,000 of (a) shares of Class A Common Stock (the “Subsequent PIPE Shares” and, collectively with the September PIPE Shares, the “PIPE Shares”), (b) the $15 Subsequent PIPE Warrants (as defined below), (c) the $18 Subsequent PIPE Warrants (as defined below), and (d) the $20 Subsequent PIPE Warrants (as defined below) (such $15 Subsequent PIPE Warrants, $18 Subsequent PIPE Warrants, and $20 Subsequent PIPE Warrants, the “Subsequent PIPE Warrants” and, collectively with the Subsequent PIPE Shares, the “Subsequent PIPE Securities”), as set forth on Annex D hereto, at the Per Share Price for each (a) one (1) Subsequent PIPE Share, (b) one (1) $15 Subsequent PIPE Warrant, (c) one (1) $18 Subsequent PIPE Warrant, and (d) one (1) $20 Subsequent PIPE Warrant, purchased together (such transactions collectively, the “Subsequent PIPE” and, with the September PIPE, each a “PIPE”);

WHEREAS, as a further inducement and condition to the Company’s willingness to conduct the Rights Offering, the Company has requested that the RJB Purchaser agree to purchase from the Company upon expiration of the Rights Offering, and the RJB Purchaser has agreed to so purchase, (a) that number of shares of Class A Common Stock not purchased by Eligible Holders pursuant to the exercise of Rights (the “Backstopped Shares”), (b) that number of $15 Backstopped Warrants (as defined below) equal to the number of $15 Rights Offering Warrants not purchased by Eligible Holders pursuant to the exercise of Rights, (c) that number of $18 Backstopped Warrants (as defined below) equal to the number of $18 Rights Offering Warrants not purchased by Eligible Holders pursuant to the exercise of Rights, and (d) that number of $20 Backstopped Warrants (as defined below) equal to the number of $20 Rights Offering Warrants not purchased by Eligible Holders pursuant to the exercise of Rights (such $15 Backstopped Warrants, $18 Backstopped Warrants, and $20 Backstopped Warrants, the “Backstopped Warrants” and, collectively with the Backstopped Shares, the “Backstopped Securities”) at the Per Share Price for each (a) one (1) Backstopped Share, (b) one (1) $15 Backstopped Warrant, (c) one (1) $18 Backstopped Warrant, and (d) one (1) $20 Backstopped Warrant, purchased together (such transactions collectively, the “Backstop Private Placement”); and

WHEREAS, the Company has agreed to grant each Purchaser (including any of its permitted assignees) certain registration rights with respect to the PIPE Shares and the Backstopped Shares purchased by such Purchaser pursuant to this Agreement and with respect to the PIPE Warrant Shares (as defined below) issued upon exercise of the PIPE Warrants and the Backstopped Warrant Shares (as defined below) issued upon exercise of the Backstopped Warrants, in each case purchased by such Purchaser pursuant to this Agreement, in each case pursuant to a registration rights agreement consistent with the term sheet attached hereto as Annex B (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

“$15 Backstopped Warrant” shall mean a $15 Warrant to be issued and sold to the RJB Purchaser in the Backstop Private Placement pursuant to this Agreement.

“$15 PIPE Warrant” shall mean a $15 Warrant to be issued and sold to a Purchaser in a PIPE pursuant to this Agreement.

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“$15 Rights Offering Warrant” shall mean a $15 Warrant to be issued and sold upon the exercise of Rights in the Rights Offering.

“$15 September PIPE Warrants” shall mean a $15 Warrant to be issued and sold to the Salzberg Purchaser in the September PIPE pursuant to this Agreement.

“$15 Subsequent PIPE Warrants” shall mean a $15 Warrant to be issued and sold to the RJB Purchaser in the Subsequent PIPE pursuant to this Agreement.

“$15 Warrant” shall mean a seven-year warrant to purchase 0.8 shares of Class A Common Stock substantially in the form attached hereto as Annex A with a strike price per share of $15.00.

“$18 Backstopped Warrant” shall mean an $18 Warrant to be issued and sold to the RJB Purchaser in the Backstop Private Placement pursuant to this Agreement.

“$18 PIPE Warrant” shall mean an $18 Warrant to be issued and sold to a Purchaser in a PIPE pursuant to this Agreement.

“$18 Rights Offering Warrant” shall mean an $18 Warrant to be issued and sold upon the exercise of Rights in the Rights Offering.

“$18 September PIPE Warrants” shall mean an $18 Warrant to be issued and sold to the Salzberg Purchaser in the September PIPE pursuant to this Agreement.

“$18 Subsequent PIPE Warrants” shall mean an $18 Warrant to be issued and sold to the RJB Purchaser in the Subsequent PIPE pursuant to this Agreement.

“$18 Warrant” shall mean a seven-year warrant to purchase 0.4 shares of Class A Common Stock substantially in the form attached hereto as Annex A with a strike price per share of $18.00.

“$20 Backstopped Warrant” shall mean a $20 Warrant to be issued and sold to the RJB Purchaser in the Backstop Private Placement pursuant to this Agreement.

“$20 PIPE Warrant” shall mean a $20 Warrant to be issued and sold to a Purchaser in a PIPE pursuant to this Agreement.

“$20 Rights Offering Warrant” shall mean a $20 Warrant to be issued and sold upon the exercise of Rights in the Rights Offering.

“$20 September PIPE Warrants” shall mean a $20 Warrant to be issued and sold to the Salzberg Purchaser in the September PIPE pursuant to this Agreement.

“$20 Subsequent PIPE Warrants” shall mean a $20 Warrant to be issued and sold to the RJB Purchaser in the Subsequent PIPE pursuant to this Agreement.

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“$20 Warrant” shall mean a seven-year warrant to purchase 0.2 shares of Class A Common Stock substantially in the form attached hereto as Annex A with a strike price per share of $20.00.

“Affiliate” of a Person shall mean any Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such other Person; for the purposes of this Agreement, the Company or its subsidiaries shall not be deemed to be an Affiliate of any Purchaser.

“Affiliate Transferee” shall have the meaning set forth in Section 8(a) hereof.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 3(dd) hereof.

“Applicable Fraction” shall equal the Rights Offering Commitment divided by the product of (i) the Per Share Price multiplied by (ii) the number of shares of Class A Common Stock outstanding as of the Record Date plus the number of shares of Class A Common Stock issuable pursuant to the Blue Torch Warrants as of the Record Date.

“Backstop Closing” shall mean the closing of the purchases described in Section 2(b) and Section 2(c) hereof, which shall be held at 10:00 a.m. on the Backstop Closing Date at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, or such other time and place as may be agreed to by the Company and the RJB Purchaser.

“Backstop Closing Date” shall mean, subject to the satisfaction or waiver of the conditions set forth in Section 7(b), the date that is five (5) Business Days after the Rights Offering Expiration Date, or such other date as may be agreed to by the Company and the RJB Purchaser.

“Backstop Private Placement” shall have the meaning set forth in the recitals hereof.

“Backstop Termination Date” shall mean one hundred eighty (180) days after the date hereof.

“Backstopped Securities” shall have the meaning set forth in the recitals hereof.

“Backstopped Shares” shall have the meaning set forth in the recitals hereof.

“Backstopped Warrant Shares” shall have the meaning set forth in Section 3(e) hereof.

“Backstopped Warrants” shall have the meaning set forth in the recitals hereof.

“Blue Torch” shall mean Blue Torch Finance, LLC.

“Blue Torch Warrants” shall mean warrants to purchase Class A Common Stock of the Company issued or issuable pursuant to the Financing Agreement to Blue Torch and/or one or more of its Affiliates.

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“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Bylaws” shall mean the Company’s Amended and Restated By-Laws, as amended to date, as the same may be further amended and/or restated from time to time.

“Capitalization Date” shall mean September 13, 2021.

“Charter” shall mean the Company’s Restated Certificate of Incorporation, as amended to date, as the same may be further amended and/or restated from time to time.

“Class A Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” shall mean the Class B common stock, par value $0.0001 per share, of the Company.

“Class C Capital Stock” shall mean the Class C capital stock, par value $0.0001 per share, of the Company.

“Closing” shall mean the Initial Closing and/or the Backstop Closing, as applicable, unless otherwise specified.

“Closing Date” shall mean the Initial Closing Date and/or the Backstop Closing Date, as applicable, unless otherwise specified.

“Code” shall have the meaning set forth in Section 3(x) hereof.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Communication and Governance Plan” shall have the meaning set forth in Section 6(f).

“Company” shall have the meaning set forth in the preamble hereof.

“Company Indemnified Persons” shall have the meaning set forth in Section 11(b) hereof.

“Company SEC Documents” shall mean all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by the Company under the Securities Act or the Exchange Act, and any required amendments to any of the foregoing, with the Commission.

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“Control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Device and Activity Data” shall have the meaning set forth in Section 3(ff) hereof.

“Eligible Holder” shall mean holders of Class A Common Stock of the Company and the holders of the Blue Torch Warrants.

“Environmental Laws” shall have the meaning set forth in Section 3(y) hereof.

“Equity Incentive Plan” shall have the meaning set forth in Section 3(c) hereof.

“ERISA” shall have the meaning set forth in Section 3(x) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Financing Agreement” shall mean that certain Financing Agreement, dated as of October 16, 2020, by and among the LLC Subsidiary, the Company, certain other subsidiaries of the Company party thereto as subsidiary guarantors, the lenders party thereto from time to time, and Blue Torch, as administrative agent and collateral agent for such lenders, as amended by that certain Amendment No. 1 to Financing Agreement, dated as of November 19, 2020, by and among the parties thereto, and that certain Amendment No. 2 to Financing Agreement, dated as of May 5, 2021, by and among the parties thereto, as the same may be amended and/or restated from time to time.

“Financing Agreement Threshold” shall have the meaning set forth in Section 6(h) hereof.

“Fraud” shall mean intentional fraud (with scienter) under Delaware common law by a Person with respect to the making of the representations and warranties in this Agreement.

“GAAP” shall have the meaning set forth in Section 3(n) hereof.

“Government Official” shall have the meaning set forth in Section 3(cc) hereof.

“Hazardous Substances” shall mean any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, and polychlorinated biphenyls, that is regulated or which can give rise to liability under any Environmental Law.

“Indemnified Losses” shall have the meaning set forth in Section 11(a) hereof.

“Indemnified Persons” shall have the meaning set forth in Section 11(b) hereof.

“Intellectual Property” shall have the meaning set forth in Section 3(t) hereof.

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“Initial Closing” shall mean the closing of the purchases described in Section 2(a) hereof, which shall be held at 10:00 a.m. on the Initial Closing Date at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 7 World Trade Center, 250 Greenwich Street, New York, NY 10007, or such other time and place as may be agreed to by the parties hereto.

“Initial Closing Date” shall mean the date of this Agreement.

“LLC Subsidiary” shall mean Blue Apron, LLC, a Delaware limited liability company.

“Material Adverse Effect” shall mean any change, development, circumstance, fact or effect that, individually or taken together with any other changes, developments, circumstances, facts or effects is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), assets, liabilities (contingent or otherwise), business operations or results of operations of the Company and its Subsidiaries (taken as a whole); provided, however, that no change, development, circumstance, fact or effect that resulted directly or indirectly from the following shall be deemed to constitute or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (ii) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (iii) any change arising in connection with natural disasters, hostilities, acts of war, sabotage or terrorism or military actions that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (iv) the effect of any changes in applicable laws or accounting rules after the date of this Agreement that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (v) the effect of any natural or man-made disaster or acts of God and any national or global communicable disease outbreak, epidemic or pandemic or other national or international disaster or calamity, or any governmental response to any of the foregoing that does not have a disproportionate effect on the Company and its Subsidiaries (taken as a whole) relative to other participants in the industries in which the Company and its Subsidiaries conduct their respective businesses; (vi) any failure by the Company to meet any internal, third-party or public projections or forecasts, budgets or estimates of revenues, earnings or other financial measures or results of operations for any period; provided that the exception in this clause (vi) shall not prevent or otherwise affect a determination that the facts underlying any such effect has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect; (vii) a change in the market price, or change in trading volume, of the shares of Class A Common Stock on the New York Stock Exchange; provided that the exception in this clause (vii) shall not prevent or otherwise affect a determination that the facts underlying any such effect has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Material Adverse Effect; or (viii) the announcement, pendency or consummation of the transactions contemplated by this Agreement, as well as the announcement, pendency or consummation of the matters contemplated by Communication and Governance Plan.

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“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Personal Data” shall have the meaning set forth in Section 3(ff) hereof.

“Per Share Price” shall mean $10.00.

“PIPE” shall have the meaning set forth in the recitals hereof.

“PIPE Securities” shall mean the September PIPE Securities and the Subsequent PIPE Securities.

“PIPE Shares” shall have the meaning set forth in the recitals hereof.

“PIPE Warrant Shares” shall mean the September PIPE Warrant Shares and the Subsequent PIPE Warrant Shares.

“PIPE Warrants” shall mean September PIPE Warrants and Subsequent PIPE Warrants.

“Plan” shall have the meaning set forth in Section 3(x) hereof.

“Purchase Commitment” shall mean the Rights Offering Commitment less the aggregate gross proceeds received by the Company in connection with the issuance and sale of Rights Offering Securities in the Rights Offering.

“Purchaser” shall have the meaning set forth in the preamble hereof.

“Record Date” shall have the meaning set forth in the recitals hereof.

“Registrable Securities” shall have the meaning set forth in Section 6(g) hereof.

“Registration Rights Agreement” shall have the meaning set forth in the recitals hereof.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the indoor or outdoor environment.

“Representative” shall mean, for a party, such party’s and its affiliates’ respective directors, officers, employees, agents and legal, accounting and financial advisors.

“Rights” shall have the meaning set forth in the recitals hereof.

“Rights Offering” shall have the meaning set forth in the recitals hereof.

“Rights Offering Commitment” shall mean $45,000,000.

“Rights Offering Expiration Date” shall mean the date on which the subscription period under the Rights Offering expires.

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“Rights Offering Registration Statement” shall mean the Company’s Registration Statement on Form S-1 or Form S-3 under the Securities Act, or such other appropriate form under the Securities Act (including any amendments and supplements thereto), pursuant to which the Rights, the Rights Offering Shares, the Rights Offering Warrants, and the Rights Offering Warrant Shares will be registered pursuant to the Securities Act.

“Rights Offering Securities” shall have the meaning set forth in the recitals hereof.

“Rights Offering Shares” shall have the meaning set forth in the recitals hereof.

“Rights Offering Warrants” shall have the meaning set forth in the recitals hereof.

“Rights Offering Warrant Shares” shall mean shares of Class A Common Stock issuable upon exercise of the Rights Offering Warrants.

“RJB Purchaser” shall have the meaning set forth in the preamble hereof.

“Salzberg Purchaser” shall have the meaning set forth in the preamble hereof.

“Sanctions” shall have the meaning set forth in Section 3(ee) hereof.

“Securities” shall mean the Backstopped Securities and the PIPE Securities that are purchased by any Purchaser pursuant to Section 2 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Shelf Registration Statement” shall have the meaning set forth in Section 6(g) hereof.

“September PIPE” shall have the meaning set forth in the recitals hereof.

“September PIPE Investment Amount” shall mean $3,000,000.

“September PIPE Securities” shall have the meaning set forth in the recitals hereof.

“September PIPE Shares” shall have the meaning set forth in the recitals hereof.

“September PIPE Warrants” shall have the meaning set forth in the recitals hereof.

“Subsequent PIPE Investment Amount” shall mean $30,000,000.

“Subsequent PIPE Securities” shall have the meaning set forth in the recitals hereof.

“Subsequent PIPE Shares” shall have the meaning set forth in the recitals hereof.

“Subsequent PIPE Warrants” shall have the meaning set forth in the recitals hereof.

“Standby Indemnified Persons” shall have the meaning set forth in Section 11(a) hereof.

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“Standstill Period” shall mean the period from and after the date hereof until the occurrence of the earlier of the date that (i) is three (3) years from the date hereof; (ii) a complete liquidation or dilution of the Company is completed; or (iii) the Class A common stock (or any successor thereto) ceases to be registered pursuant to Section 12 of the Exchange Act.

“Subscription Price” shall mean the product of (a) the Per Share Price and (b) the Applicable Fraction.

“Subsidiary” of a Person shall mean, with respect to such Person, any corporation, partnership or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has Control.

“Transfer” shall have the meaning set forth in Section 8(a) hereof.

Section 2.

(a)             September PIPE Investment.

(i)             The Salzberg Purchaser hereby agrees, subject to the satisfaction or waiver of the conditions set forth in Section 7(a), to purchase from the Company, and the Company hereby agrees, subject to the satisfaction or waiver of the conditions set forth in Section 7(a), to sell to the Salzberg Purchaser at the Initial Closing, the September PIPE Securities listed on Annex C hereto for an aggregate purchase price equal to the September PIPE Investment Amount.

(ii)            Payment for the September PIPE Securities shall be made in full, on the Initial Closing Date (with such funds received by the Company no later than one (1) Business Day thereafter), against delivery of certificates (including in book-entry format) and/or warrants evidencing the September PIPE Securities, in United States dollars by means of wire transfer of immediately available funds to the order of the Company, to the account or accounts designated by the Company in writing prior to the Initial Closing.

(b)             Subsequent PIPE Investment.

(i)             The RJB Purchaser hereby agrees, subject to the satisfaction or waiver of the conditions set forth in Section 7(b), to purchase from the Company, and the Company hereby agrees, subject to the satisfaction or waiver of the conditions set forth in Section 7(b), to sell to the RJB Purchaser at the Backstop Closing, the Subsequent PIPE Securities listed on Annex D hereto for an aggregate purchase price equal to the Subsequent PIPE Investment Amount.

(ii)            Payment for the Subsequent PIPE Securities shall be made in full, on the Backstop Closing Date, against delivery of certificates (including in book-entry format) and/or warrants evidencing the Subsequent PIPE Securities, in United States dollars by means of wire transfer of immediately available funds to the order of the Company, to the account or accounts designated by the Company in writing at least two (2) Business Days prior to the Backstop Closing.

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(c)             Purchase Commitments.

(i)             If and to the extent any Rights Offering Securities are not purchased by Eligible Holders in the Rights Offering pursuant to the exercise of Rights by such Eligible Holders, the RJB Purchaser hereby agrees, subject to the satisfaction or waiver of the conditions set forth in Section 7(b), to purchase from the Company, and the Company hereby agrees, subject to the satisfaction or waiver of the conditions set forth in Section 7(b), to sell to the RJB Purchaser, at the Backstop Closing the entirety of the Backstopped Securities for an aggregate purchase price equal to the Purchase Commitment.

(ii)            Payment for the Backstopped Securities shall be made in full, on the Backstop Closing Date, against delivery of certificates (including in book-entry format) and/or warrants evidencing the Backstopped Securities, in United States dollars by means of wire transfer of immediately available funds to the order of the Company, to the account or accounts designated by the Company in writing at least two (2) Business Days prior to the Backstop Closing.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser (it being acknowledged and agreed that (x) each representation and warranty (other than the representations and warranties set forth in Sections 3(a), 3(b), 3(c), 3(d), 3(e), 3(f), 3(g), 3(i) and 3(gg)) is qualified by and subject to the information set forth in any Company SEC Documents filed after January 1, 2021 and prior to the execution of this Agreement, but excluding any disclosures set forth in any risk factors section or in any other section, in each case to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature and (y) notwithstanding anything else herein, the only representations or warranties made by the Company to the Salzberg Purchaser are those set forth in Sections  3(a), 3(b), 3(c), 3(e), 3(g), 3(i), 3(m), and 3(gg)) as of the date hereof and, in the case of the RJB Purchaser, the Backstop Closing Date and, in the case of the Salzberg Purchaser, as of the Initial Closing Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date) as follows:

(a)           Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except, in the case of Subsidiaries of the Company, to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

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(b)           The Company has all corporate power and authority to execute and deliver this Agreement, the PIPE Warrants, the Backstopped Warrants and the Registration Rights Agreement to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and at the applicable Closing, the PIPE Warrants, the Backstopped Warrants and the Registration Rights Agreement, as applicable, will be, duly and validly authorized, executed and delivered by the Company and constitute binding obligations of the Company enforceable against it in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) as to enforceability, general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) as to any indemnity or contribution provision, federal or state securities laws or considerations of public policy.

(c)           The authorized capital of the Company consists of (i) 1,500,000,000 shares of Class A Common Stock, of which (A) 20,328,105 shares were issued and outstanding as of the Capitalization Date, (B) 130,350 shares are reserved for issuance upon exercise of the Blue Torch Warrants outstanding as of the Capitalization Date, (C) 2,252,948 shares are reserved for issuance upon exercise of options and other awards granted under the Company’s stock option and incentive plans as of the Capitalization Date (including 42,465 options issuable for shares of Class B), and (D) 1,400,107 shares available for future issuance under the Company’s 2017 Equity Incentive Plan (the “Equity Incentive Plan”) as of the Capitalization Date; (ii) 175,000,000 shares of Class B Common Stock, of which 3,393,611 shares were issued and outstanding as of the Capitalization Date; (iii) 500,000,000 shares of Class C Capital Stock, none of which was issued and outstanding as of the Capitalization Date; and (iv) 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which was issued and outstanding as of the Capitalization Date. Except as set forth in the preceding sentence or as may be issued in the Rights Offering or as contemplated by this Agreement, there are no other shares of capital stock issued and outstanding or securities convertible into or exchangeable for shares of capital stock of the Company. Each of the outstanding shares of capital stock or other securities of the Company and its Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable, and, in the case of shares of capital stock of the Company’s Subsidiaries, are owned directly or indirectly by the Company. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d)           On or about the date hereof, all of the issued and outstanding Class B Common Stock shall be converted into Class A Common Stock, and no shares of Class B Common Stock shall be issued and outstanding.

(e)           All of the applicable Rights Offering Securities, PIPE Securities and the Backstopped Securities will have been duly authorized for issuance prior to the applicable Closing. All of the Rights Offering Securities, PIPE Shares and the Backstopped Shares, when issued and delivered by the Company against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable. All of the Rights Offering Warrants, the PIPE Warrants and the Backstopped Warrants, when issued and delivered by the Company against payment therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. All of the shares of Class A Common Stock issuable upon exercise of the PIPE Warrants (the “PIPE Warrant Shares”), when issued and delivered by the Company against payment therefor upon exercise of the applicable PIPE Warrants as provided therein, will be validly issued, fully paid and non-assessable. All of the shares of Class A Common Stock issuable upon exercise of the Backstopped Warrants (the “Backstopped Warrant Shares”), when issued and delivered by the Company against payment therefor upon exercise of the applicable Backstopped Warrants as provided therein, will be validly issued, fully paid and non-assessable. None of the Rights Offering Securities nor the Securities will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Charter, the Bylaws, or any agreement or instrument to which the Company is a party or by which it is bound.

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(f)            [Reserved.]

(g)           No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the execution and delivery by the Company of this Agreement, the PIPE Warrants, the Backstopped Warrants, or the Registration Rights Agreement, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, except: (i) under the Securities Act and the Exchange Act, (ii) as required to be made with the New York Stock Exchange, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws, and (iv) such consents, approvals, authorizations, registrations or qualifications, the absence of which would not reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(h)           Since January 1, 2021, the Company has timely filed all Company SEC Documents required to be filed with the Commission. The Company SEC Documents, as of the time they were filed, conformed in all material respects to the requirements of the Exchange Act and the Securities Act, as applicable, and none of the Company SEC Documents contained any untrue statement of a material fact, or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Rights Offering Registration Statement, in the form in which it becomes effective, will conform in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            The execution and delivery by the Company of this Agreement, the PIPE Warrants, the Backstopped Warrants, and the Registration Rights Agreement and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby: (i) will not violate of the provisions of the Charter or Bylaws or comparable organizational documents of the Company or any of its Subsidiaries, (ii) assuming the compliance with the matters set forth in Section 3(g), will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or (iii) will not result in any default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of the properties of the Company or any of its Subsidiaries may be bound, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.

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(j)            No litigation or proceeding against the Company or its Subsidiaries is pending before any court, arbitrator or administrative or governmental body, nor, to the Company’s knowledge, is any such proceeding threatened against the Company or its Subsidiaries except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated hereby.

(k)           Since December 31, 2020, there has been no Material Adverse Effect.

(l)            The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)          Neither the Company nor any of its Subsidiaries is (i) in violation of its Charter or Bylaws or similar organizational documents, (ii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

(n)           The financial statements, including the notes thereto, and the supporting schedules included in the Company SEC Documents present fairly in all material respects the financial position of the Company and its Subsidiaries at the dates indicated and for the periods indicated therein, subject, in the case of unaudited financial statements, to normal year-end audit adjustments. Such financial statements and supporting schedules have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except as disclosed therein.

(o)           Neither the Company nor any of its Subsidiaries has any liabilities or obligations (accrued, absolute, contingent or otherwise), other than liabilities or obligations (i) reflected on the most recent balance sheet of the Company included in the Company SEC Documents, (ii) incurred in the ordinary course of business since the date of the most recent balance sheet of the Company included in the Company SEC Documents, (iii) incurred in connection with this Agreement, (iv) incurred pursuant to contracts binding on the Company or any of its Subsidiaries (other than those resulting from a breach thereof), or (v) that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.

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(p)           There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, or of the rules and regulations promulgated in connection therewith, in each case to the extent applicable to the Company.

(q)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law).

(r)            Since the date of the latest audited financial statements included in the Company SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(s)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective. The Company has conducted evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(t)            Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries own, or otherwise have the right to use (including pursuant to license, sublicense, agreement or permission), the patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, know-how, proprietary rights and processes (collectively, “Intellectual Property”) reasonably necessary to conduct the business of the Company and its Subsidiaries as described in the Company SEC Documents and as currently conducted (excluding commercially available off-the-shelf software programs that are licensed to the Company or its Subsidiaries pursuant to “shrink-wrap” licenses for a total cost of less than $30,000), without any known conflict with or infringement of the Intellectual Property of others, (ii) to the Company’s knowledge, there has not been any infringement by any third party of any Intellectual Property or other similar rights of the Company or any of its Subsidiaries, and (iii) neither the Company nor any of its Subsidiaries has received any written communications alleging that the Company or any of its Subsidiaries has violated, infringed or conflicted with, or, by conducting its business as described in the Company SEC Documents, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity.

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(u)            The Company and its Subsidiaries have (i) paid all material federal, state, local and foreign taxes required to be paid through the date hereof, except any such taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP, and (ii) filed all material tax returns required to be filed through the date hereof, in each case except for those returns for which a request for extension has been filed; and there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets, except where such deficiencies, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(v)            The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Company SEC Documents filed prior to the date of this Agreement, except where the failure to so possess or to have made such declarations or filings would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(w)           No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of its Subsidiaries’ principal suppliers, manufacturers, contractors or customers, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(x)            Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, excluding transactions effected pursuant to a statutory or administrative exemption, has occurred with respect to any Plan that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any member of its Controlled Group have ever maintained or contributed to or participated in a Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA) or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency with respect to any Plan that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y)            (i) The Company and its Subsidiaries (A) are, and at all times for the two years preceding the date of this Agreement have been, in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, decrees, orders and other legally enforceable requirements relating to Hazardous Substances, the environment, natural resources or the protection of human or worker health or safety (collectively, “Environmental Laws”), (B) have obtained and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws for the conduct of their respective businesses as currently conducted, (C) have not received notice of any actual or potential liability (including such liability of a third party that would reasonably be expected to materially and adversely affect the Company or any of its Subsidiaries) under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Substances, (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except, in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost, obligation or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)             There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Substances by, due to or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)          Except as would not have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, or (ii) any applicable wage or hour laws.

(bb)         Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the reasonable judgment of the Company, ordinary and customary for comparable companies in the same or similar businesses and (ii) neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(cc)          None of the Company or any of its Subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any Affiliates, agent, or representative of the Company or of any of its Subsidiaries or Affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation in any material respect of any applicable anti-corruption laws. The Company and each of its Subsidiaries and, to the Company’s knowledge, its Affiliates have conducted their respective businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein. Neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the transactions contemplated by this Agreement in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(dd)          The operations of the Company and each of its Subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)          None of the Company, any of its Subsidiaries, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is Person that is, or is owned or controlled by one or more Persons that are (A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria). The Company will not, directly or indirectly, use the proceeds of the transactions contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (B) in any other manner that will result in a violation of Sanctions by any Person. The Company and each of its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ff)           Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries have operated their business in a manner compliant with all applicable privacy, data security and data protection laws and regulations, all contractual obligations and all Company policies applicable to the collection, handling, usage, disclosure and storage of all personally identifiable data (“Personal Data”), along with all other data, including without limitation, IP addresses, mobile device identifiers and website usage activity data (“Device and Activity Data”), (ii) in collecting, handling, using, disclosing and/or storing Device and Activity Data, the Company and its Subsidiaries comply with all applicable industry guidelines and codes of conduct, (iii) the Company has implemented and maintains policies and procedures designed to ensure the integrity, security and confidentiality of Personal Data and all Device and Activity Data collected, handled used, disclosed and/or stored by the Company in connection with the Company’s operation of its business, (iv) the Company has policies and procedures in place reasonably designed to ensure privacy, data security and data protection laws are complied with and takes appropriate steps which are reasonably designed to assure compliance with such policies and procedures, (v) the Company requires third parties to which it provides any Personal Data or Device and Activity Data to maintain the privacy and security of such Personal Data or Device and Activity Data, as applicable, and (vi) the Company has not experienced any security incident that has compromised the privacy and/or security of any Personal Data.

(gg)         Other than the Rights Offering and the actions contemplated by the Communication and Governance Plan, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of the PIPE Securities or the Backstopped Securities. Assuming the accuracy of each Purchaser’s representations and warranties, none of the Company, any of its Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any securities, under circumstances that would require registration of the issuance of the PIPE Securities or the Backstopped Securities, whether through integration with prior offerings or otherwise.

Section 4. Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the applicable Closing as follows (it being acknowledged and agreed that (x) no representation or warranty set forth in Section 4(a) is being made by the Salzberg Purchaser to the Company and (y) no references to the Backstopped Securities, the Backstopped Warrant Shares, or the Backstop Private Placement shall apply to representations or warranties made by the Salzberg Purchaser to the Company hereunder):

(a)            Such Purchaser is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite corporate or similar power and authority to own its property and assets and to carry on its business as now conducted, except to the extent that the failure to be in good standing would not reasonably be expected to prevent or materially impair the consummation of the transactions contemplated hereby.

(b)            Such Purchaser has all corporate or similar power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Registration Rights Agreement have been or, in the case of the Registration Rights Agreement, will be at the applicable Closing duly and validly authorized, executed and delivered by such Purchaser and constitute a binding obligation of such Purchaser, enforceable against it in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) as to enforceability, general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and (iii) as to any indemnity or contribution provision, federal or state securities laws or considerations of public policy.

(c)            Such Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters that are necessary to evaluate the risks and merits of an investment in the PIPE Securities and the Backstopped Securities. Such Purchaser is acquiring the PIPE Securities and the Backstopped Securities for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. Such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell (excluding any pledge), transfer or grant participations to such Person or to any third person, with respect to any of the PIPE Securities and the Backstopped Securities.

(d)            Such Purchaser understands and acknowledges that: (i) other than pursuant to the Registration Rights Agreement and as set forth in this Agreement, the resale of any PIPE Securities, PIPE Warrant Shares, Backstopped Securities, or Backstopped Warrant Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the PIPE Securities, the PIPE Warrant Shares, the Backstopped Securities, and the Backstopped Warrant Shares may not be sold or otherwise transferred unless (a) such securities are sold or transferred pursuant to an effective registration statement under the Securities Act, (b) at the Company’s request, such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company’s counsel) to the effect that such securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, or (c) such securities are sold pursuant to Rule 144 promulgated under the Securities Act; (ii) any sale of any PIPE Securities, PIPE Warrant Shares, Backstopped Securities, or Backstopped Warrant Shares made in reliance on Rule 144 under the Securities Act may be made only in accordance with the terms of such Rule; and (iii) except as may be set forth in the Registration Rights Agreement or this Agreement, neither the Company nor any other Person is under any obligation to register such PIPE Securities, PIPE Warrant Shares, Backstopped Securities, or Backstopped Warrant Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Such Purchaser acknowledges that an appropriate restrictive legend will be placed on the certificate or certificates (including in book-entry format) representing the PIPE Securities, the PIPE Warrant Shares, the Backstopped Securities, and the Backstopped Warrant Shares.

(e)            Such Purchaser acknowledges and affirms that the PIPE Securities and the Backstopped Securities will be issued in a private placement in reliance upon exemptions contained in the Securities Act, rules and regulations promulgated thereunder, or interpretations thereof and in the applicable state securities laws.

(f)            At the applicable Closing, the applicable Purchaser will have liquid, legally available cash on hand sufficient to consummate such Closing in accordance with the terms and conditions of this Agreement. Such Purchaser is able to bear the financial risk of its investment in the PIPE Securities and the Backstopped Securities, has no need for liquidity with respect to its investment therein, and has adequate means for providing for its current needs and contingencies.

(g)            Such Purchaser has been given the opportunity to conduct a due diligence review of the Company and has been afforded access to information about the Company and its financial condition and business sufficient to enable such Purchaser to evaluate its investment in the PIPE Securities and the Backstopped Securities. Other than the representations and warranties set forth in Section 3, such Purchaser acknowledges and agrees that the Company is not making any other representations or warranties, express or implied, regarding the PIPE Securities, the Backstopped Securities, the Rights Offering, the PIPE, the Backstop Private Placement, or any other matter contemplated by this Agreement. Such Purchaser hereby disclaims any other express or implied representations or warranties, and such Purchaser is not relying on, and will not assert any claim against, the Company, its Affiliates or any of their respective employees, directors, agents, stockholders or representatives or hold the Company or any such Persons liable with respect to any statements, information or representations or warranties, except with respect to the representations and warranties expressly contained in Section 3 in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall limit such Purchaser’s remedies with respect to claims of Fraud.

(h)            As of the date hereof, such Purchaser and its Affiliates are the beneficial owners of only the securities of the Company set forth adjacent to such Person’s name on Annex E hereto.

Section 5. Deliveries at Closing.

(a)            Deliveries at Initial Closing.

 (i)            At the Initial Closing, the Company shall deliver or cause to be delivered to the Salzberg Purchaser evidence of the issuance (including in electronic book-entry format) of the number of September PIPE Shares and the number of September PIPE Warrants issued to the Salzberg Purchaser pursuant to Section 2(a)(i) hereof.

 (ii)           At the Initial Closing, the Salzberg Purchaser shall deliver or cause to be delivered to the Company payment in cash, by wire transfer of immediately available funds, of the aggregate purchase price of the September PIPE Securities purchased by the Salzberg Purchaser in accordance with Section 2(a)(ii) hereof.

(b)            Deliveries at Backstop Closing.

 (i)            At the Backstop Closing, the Company shall deliver or cause to be delivered to the RJB Purchaser evidence of the issuance (including in electronic book-entry format) of (i) the number of Subsequent PIPE Shares and the number of Subsequent PIPE Warrants issued to the RJB Purchaser pursuant to Section 2(b)(i) hereof; and (ii) the number of Backstopped Shares and the number of Backstopped Warrants issued to the RJB Purchaser pursuant to Section 2(c)(i) hereof.

 (ii)           At the Backstop Closing, the RJB Purchaser shall deliver or cause to be delivered to the Company payment in cash, by wire transfer of immediately available funds, of: (i) the aggregate purchase price of the Subsequent PIPE Securities purchased by the RJB Purchaser in accordance with Section 2(b)(ii) hereof; and (ii) the aggregate purchase price of the Backstopped Securities purchased by the RJB Purchaser in accordance with Section 2(c)(ii) hereof.

Section 6. Covenants. The Company and each Purchaser covenant and agree (except where only a particular Purchaser is specified, in which case such applicable covenant and agreement shall be solely between the Company and the applicable Purchaser) as follows:

(a)            Rights Offering. The Company agrees as follows between the date hereof and the Backstop Closing Date to use its commercially reasonable efforts to: (i) prepare and file or cause to be filed the Rights Offering Registration Statement with the Commission, as soon as reasonably practicable after the date hereof; (ii) respond to comments to the Rights Offering Registration Statement by the Commission or its staff as soon as reasonably practicable after the receipt thereof; (iii) cause the Rights Offering Registration Statement to be declared effective by the Commission, as soon as reasonably practicable after the date hereof; and (iv) to consummate the Rights Offering, as soon as reasonably practicable after the date hereof. Prior to filing the Rights Offering Registration Statement and any amendments thereto with the Commission, the Company shall be provide drafts thereof to the RJB Purchaser and its counsel, and the RJB Purchaser and its counsel shall be given a reasonable opportunity to review and comment upon the Rights Offering Registration Statement. As soon as reasonably practicable after the date of this Agreement, and subject to Section 6(f), the Company shall publicly announce its plans to conduct the Rights Offering, the material terms of the Rights Offering and the RJB Purchaser’s commitment hereunder. In addition, as soon as reasonably practicable, the Company shall publicly announce the Record Date and the Rights Offering Expiration Date. The total size of the Rights Offering shall equal the Rights Offering Commitment. In connection with the Rights Offering, the Company shall distribute pro rata and at no charge to the Eligible Holders, the Rights to purchase the Rights Offering Shares and Rights Offering Warrants at the Subscription Price in accordance with the Rights Offering Registration Statement. Each Right will entitle the holder to purchase, upon payment of the Subscription Price, the Applicable Fraction of (A) one (1) share of Class A Common Stock, (B) one (1) $15 Rights Offering Warrant, (C) one (1) $18 Rights Offering Warrant, and (D) one (1) $20 Rights Offering Warrant. The Rights Offering shall remain open for at least sixteen (16) days, but no longer than thirty (30) days or such longer period as is required by applicable law or applicable stock market regulations. Prior to the termination of this Agreement, the Company shall not extend or terminate the Rights Offering or waive any material conditions to the closing of the Rights Offering except as permitted by Section 19. As soon as reasonably practicable after the Rights Offering Expiration Date and at least three (3) Business Days prior to the Backstop Closing Date, the Company will give the RJB Purchaser notice of the Rights Offering Securities purchased in the Rights Offering and the number of Backstopped Securities to be purchased hereunder by the RJB Purchaser and the aggregate price therefor.

(b)            Additional Company Covenants with the RJB Purchaser. The Company further agrees with the RJB Purchaser (but not, for the avoidance of doubt, the Salzberg Purchaser) as follows:

 (i)            Prior to the earlier of the Backstop Closing and the termination of this Agreement, except as (A) expressly contemplated by this Agreement, (B) required by applicable law or contractual obligation of the Company or its Subsidiaries in effect as of the date hereof, or (C) as approved in writing by the RJB Purchaser (not to be unreasonably withheld, conditioned or delayed), (x) the Company shall use commercially reasonable efforts to, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, conduct its business and operations in the ordinary course, and (y) the Company shall not, and shall cause each of its Subsidiaries not to: (i) declare or pay any dividend or distribution on its shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock (except pursuant to the Rights Offering and for dividends paid by any direct or indirect wholly owned Subsidiary of the Company to the Company or to any other direct or indirect wholly owned Subsidiary of the Company), (ii) adjust, split, combine or reclassify or otherwise amend the terms of its capital stock, (iii) repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any of its shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) its capital stock, (iv) issue, grant, deliver or sell any shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) its capital stock (other than with respect to (A) the issuance of (I) the Rights and the Class A Common Stock and the Rights Offering Warrants issuable (directly or indirectly) upon the exercise thereof and (II) any securities under this Agreement, (B) the issuance of equity awards under the Equity Incentive Plan in the ordinary course of business, (C) the issuance of Class A Common Stock and/or Class B Common Stock upon the exercise or settlement of equity awards issued under the Company’s stock option and incentive plans, (D) the issuance of Blue Torch Warrants, (E) the issuance of Class A Common Stock upon the exercise of any Blue Torch Warrants, and (F) the issuance of Class A Common Stock upon the conversion of any Class B Common Stock), (v) make any amendments to its organizational documents, (vi) sell, lease or otherwise dispose of a material amount of assets or securities (other than pursuant to this Agreement), including by merger, consolidation, asset sale or other business combination, other than sales or other dispositions of assets in the ordinary course of business consistent with past practice; (vii) make any material acquisitions, by purchase or other acquisition of shares or other equity interests, or by merger, consolidation or other business combination, or material purchase of any property or assets, to or from any Person, other than to or with customers, suppliers, vendors and other business partners in the ordinary course of business, (viii) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, or (ix) agree or commit to do any of the foregoing;

 (ii)           To provide notice of, and a summary of the material terms of, any proposed repayment, refinancing or restructuring of the Company’s existing indebtedness under the Financing Agreement, to the RJB Purchaser a reasonable time in advance of the proposed consummation of such repayment, refinancing or restructuring, to consult with the RJB Purchaser regarding such matters and to consider in good faith any reasonable comments provided on a reasonably timely basis by the RJB Purchaser with respect thereto; provided that, subject to the limitation in Section 6(j), for the avoidance of doubt, any decision to repay, refinance or restructure the Company’s existing indebtedness as described above and any aspects of such decisions (including, but not limited to, the type and timing of such proposed transaction) shall be made in the Company’s sole discretion; and

 (iii)          Governance Matters. Prior to the dissemination of the Communication and Governance Plan, the Board shall adopt resolutions approving the Communication and Governance Plan and the governance matters listed on Annex F attached hereto.

(c)            Listing. The Company shall cause the PIPE Shares, the PIPE Warrant Shares, the Backstopped Shares and the Backstopped Warrant Shares, as applicable, to be authorized for listing on the New York Stock Exchange at or prior to the Backstop Closing.

(d)            Registration Rights. At or prior to the Backstop Closing, the Company and the Purchasers shall enter into the Registration Rights Agreement on terms and conditions consistent with the terms set forth on Annex B.

(e)            Stabilization. In connection with the Rights Offering and the transactions contemplated hereunder, such Purchaser (severally and not jointly) will not take, and will not permit any of its respective Affiliates to take, in each case directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A Common Stock in violation of Regulation M under the Exchange Act.

(f)            Public Statements. The Purchasers and the Company acknowledge and agree that the communication plan (including the initial press release to be issued upon the execution of this Agreement) regarding this Agreement and the transactions contemplated hereby (the “Communication and Governance Plan”), including the governance matters set forth on Annex F has been agreed by the Purchasers and the Company. Other than pursuant to the Communication and Governance Plan, neither the Company nor any Purchaser shall issue, or permit its respective Affiliates to issue, any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations (including, for the avoidance of doubt, a summary or description of the transactions contemplated hereby in the Rights Offering Registration Statement or prospectus or any amendment or supplement thereto or any other prospectus or similar offering document), in which case the disclosing party shall consult in advance with respect to such disclosure with the other party hereto to the extent reasonably practicable or (ii) the filing of any Schedule 13D or Schedule 13G (a copy of which shall be provided to the Company no later than two (2) Business Days prior to its filing, provided that copies need not be provided for subsequent or amended filings), to which a copy of this Agreement and the Registration Rights Agreement may be attached as an exhibit thereto; provided that this Section 6(f) shall not apply to the Company following the Backstop Closing Date.

(g)            Registration Rights. On or prior to thirty (30) days following the Backstop Closing Date, the Company shall prepare and file with the Commission a registration statement (the “Shelf Registration Statement”) relating to a “shelf” offering in accordance with Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission, which covers all of the PIPE Shares, PIPE Warrant Shares, Backstopped Shares and Backstopped Warrant Shares, including, without limitation, any other securities that may be acquired or issued upon exercise of the PIPE Warrants or Backstopped Warrants or any other common equity securities of the Company issued as a dividend or distribution with respect to, or in exchange for or in replacement of, the PIPE Shares, the PIPE Warrant Shares, the Backstopped Shares, and the Backstopped Warrant Shares, in each case, held by the Purchasers (the “Registrable Securities”), on an appropriate form under the Securities Act, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein and all exhibits thereto. Prior to filing the Shelf Registration Statement and any amendments thereto with the Commission, the Company shall provide drafts thereof to each Purchaser and its respective counsel and each Purchaser and its respective counsel shall be given a reasonable opportunity to review and comment upon such Shelf Registration Statement. The Shelf Registration Statement, in the form in which it becomes effective, will conform in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Purchaser agrees, severally but not jointly, to furnish to the Company all information with respect to such Purchaser required to be included in the Shelf Registration Statement and any other information necessary to make any such information previously furnished to the Company by such Purchaser not misleading. The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than ninety (90) days following the Backstop Closing Date, and shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until, subject to the Registration Rights Agreement, the date that all Registrable Securities covered by such Shelf Registration Statement (i) have been sold, thereunder or pursuant to Rule 144 under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect (and such Purchaser shall provide any information reasonably requested by the Company or its counsel in connection with such determination), addressed and reasonably acceptable to the Company’s transfer agent and such Purchaser (the “144 Determination”); provided that, for all purposes hereunder “Registrable Securities” shall be deemed to not include any PIPE Shares, PIPE Warrant Shares, Backstopped Shares or Backstopped Warrant Shares beneficially owned by a Purchaser for which there has been a 144 Determination with respect to such securities.

(h)            Purchaser Covenants. Notwithstanding anything else contained in this Agreement, following the applicable Closing Date and until such date that no indebtedness remains outstanding under the Financing Agreement, such Purchaser (severally and not jointly) shall not acquire any securities of the Company which would result in it or any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which it is a member owning more than thirty-three percent (33%) of the aggregate outstanding voting power of the Equity Interests (as defined in the Financing Agreement) of the Company without the prior written consent of the Company (the “Financing Agreement Threshold”); provided, that, subject to the following sentence and the express provisions of the PIPE Warrants and/or Backstopped Warrants, in no event shall this Section 6(h) prevent any Purchaser from acquiring any PIPE Securities and/or Backstopped Securities pursuant to this Agreement or any PIPE Warrant Shares and/or Backstopped Warrant Shares pursuant to the exercise of the PIPE Warrants or Backstopped Warrants, respectively. Each Purchaser acknowledges and agrees, severally and not jointly, that (i) it may not exercise PIPE Warrants and/or Backstopped Warrants, and such warrants shall be deemed to not be exercisable, to the extent that if such warrants were exercisable then the Financing Agreement Threshold would be met or exceeded, (ii) the PIPE Warrants and/or Backstopped Warrants to which the limitation set forth in the foregoing clause (i) apply shall be, first, any $20 PIPE Warrants and $20 Backstopped Warrants held by such Purchaser and/or its Affiliates, and then, solely to the extent necessary, any $18 PIPE Warrants and $18 Backstopped Warrants held by such Purchaser and/or its Affiliates, and then, solely to the extent necessary, any $15 PIPE Warrants and $15 Backstopped Warrants held by such Purchaser and/or its Affiliates, (iii) the limitation on exercisability set forth in the foregoing clause (i) shall apply until the date that is 61 days after the Financing Agreement is terminated and all amounts thereunder are fully paid and discharged or such earlier date as any required consent or waiver under the Financing Agreement is obtained, and (iv) the Company may instruct its transfer agent or warrant agent, as applicable, to apply restrictive legends or similar restrictions to enforce this covenant.

(i)             The Company covenants that it shall exercise commercially reasonable efforts to submit to a Purchaser and the Internal Revenue Service within twenty (20) business days after such Purchaser’s written request therefor, such information (to the extent within the Company’s possession) as may be reasonably required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder.

(j)             The Company covenants to use proceeds from the Rights Offering and the issuance and sale of the PIPE Securities and the Backstopped Securities for working capital, capital expenditures and general corporate purposes (including, without limitation, marketing, new product development and potential environmental, social and corporate governance initiatives identified by the Company, but excluding, except as set forth in the immediately following proviso, the repayment of any indebtedness of the Company); provided that up to $5,000,000 of such proceeds may be used, at the Company’s sole discretion, to voluntarily repay any existing indebtedness of the Company (including any outstanding principal balance, any accrued and unpaid interest, and any fees and expenses owed in connection therewith) and provided further that, for the avoidance of doubt, nothing in this Agreement (including, but not limited to, this section) shall restrict the ability of the Company to repay any existing indebtedness (including any outstanding principal balance, any accrued and unpaid interest, and any fees and expenses owed in connection therewith) in excess of the amount specified in the preceding clause from other available sources of funds.

Section 7. Conditions to Closing.

(a)            Conditions to Initial Closing.

 (i)            The obligation of the Salzberg Purchaser to consummate the September PIPE is subject to the fulfillment, prior to or on the Initial Closing Date, of the following conditions:

1.            The representations and warranties of the Company in Section 3(a) shall be true and correct in all material respects as of the date hereof and as of the Initial Closing Date as if made as of such date. The representations and warranties of the Company in Section 3(b), Section 3(e), and Section 3(gg) shall be true and correct as of the date hereof and as of the Initial Closing Date as if made as of such date. The representations and warranties of the Company in Section 3(c) shall be true and correct, except for de minimis inaccuracies, as of the date hereof and as of the Initial Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct, except for de minimis inaccuracies, as of such specified date). All other representations and warranties of the Company in Section 3 made to the Salzberg Purchaser shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) as of the date hereof and as of the Initial Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) would not have a Material Adverse Effect; and

2.            The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects, at or prior to the Initial Closing.

 (ii)           The obligation of the Company to consummate the September PIPE is subject to the fulfillment, prior to or on the Initial Closing Date, of the following conditions:

1.            The representations and warranties of the Salzberg Purchaser in Section 4 shall be true and correct (without giving effect to any qualification as to materiality contained therein) as of the date hereof and as of Initial Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality contained therein) would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby; and

2.            The Salzberg Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects, at or prior to the Initial Closing.

 (iii)          The obligations of each of the Company and the Salzberg Purchaser to consummate the September PIPE are subject to the fulfillment, prior to or on the Initial Closing Date, of the following conditions:

1.            No judgment, injunction, decree or other legal restraint issued by a governmental entity shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the transactions contemplated by this Agreement;

 (iv)          Neither the Company nor the Salzberg Purchaser may rely on the failure of any condition in this Section 7(a) to be satisfied if such failure was caused by such party’s breach of its obligations under this Agreement.

(b)            Conditions to Backstop Closing.

 (i)            The obligation of the RJB Purchaser to consummate the applicable transactions contemplated hereunder, including the Subsequent PIPE and the Backstop Private Placement, is subject to the fulfillment, prior to or on the Backstop Closing Date, of the following conditions:

1.            The representations and warranties of the Company in Section 3(a) shall be true and correct in all material respects as of the date hereof and as of the Backstop Closing Date as if made as of such date. The representations and warranties of the Company in Section 3(b), Section 3(d), Section 3(e), Section 3(f), Section 3(k) and Section 3(gg) shall be true and correct as of the date hereof and as of the Backstop Closing Date as if made as of such date. The representations and warranties of the Company in Section 3(c) shall be true and correct, except for de minimis inaccuracies, as of the date hereof and as of the Backstop Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct, except for de minimis inaccuracies, as of such specified date). All other representations and warranties of the Company in Section 3 shall be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) as of the date hereof and as of the Backstop Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) would not have a Material Adverse Effect;

2.            The Company shall have executed and delivered to the RJB Purchaser a duly executed copy of the Registration Rights Agreement; and

3.            The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects, at or prior to the Backstop Closing.

 (ii)           The obligation of the Company to consummate the applicable transactions contemplated hereunder, including the Subsequent PIPE and the Backstop Private Placement, is subject to the fulfillment, prior to or on the Backstop Closing Date, of the following conditions:

1.            The representations and warranties of the RJB Purchaser in Section 4 shall be true and correct (without giving effect to any qualification as to materiality contained therein) as of the date hereof and as of Backstop Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality contained therein) would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated hereby; and

2.            The RJB Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it, and complied with the covenants hereunder applicable to it in all material respects, at or prior to the Backstop Closing.

 (iii)          The obligations of each of the Company and the RJB Purchaser to consummate the applicable transactions contemplated hereunder, including the Subsequent PIPE and the Backstop Private Placement, are subject to the fulfillment, prior to or on the Backstop Closing Date, of the following conditions:

1.            No judgment, injunction, decree or other legal restraint issued by a governmental entity shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the transactions contemplated by this Agreement;

2.            The Rights Offering Registration Statement shall have been filed with the Commission and declared effective; no stop order suspending the effectiveness of the Rights Offering Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Rights Offering Registration Statement or otherwise shall have been complied with;

3.            All of the issued and outstanding Class B Common Stock shall have been converted into Class A Common Stock, and no shares of Class B Common Stock shall be issued and outstanding.

4.            The PIPE Shares, the PIPE Warrant Shares, the Backstopped Shares and the Backstopped Warrant Shares shall have been authorized for listing on the New York Stock Exchange; and

5.            The Rights Offering shall have been completed by the Company.

 (iv)          Neither the Company nor the RJB Purchaser may rely on the failure of any condition in this Section 7(b) to be satisfied if such failure was caused by such party’s breach of its obligations under this Agreement.

Section 8. Restrictions on Transfer.

(a)            Each Purchaser (severally and not jointly) shall not, and shall ensure that its Affiliates under common control do not, sell, transfer, assign, convey, gift or otherwise dispose of, directly or indirectly (“Transfer”), any PIPE Securities, PIPE Warrant Shares, Backstopped Securities, or Backstopped Warrant Shares; provided, however, that the foregoing shall not restrict in any manner a Transfer of PIPE Shares, PIPE Warrant Shares, Backstopped Shares, or Backstopped Warrant Shares (but, for clarity, the following clauses (i) through (iv) shall not apply to any PIPE Warrants or Backstop Warrants), (i) to any other person in a private transaction if the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act, (ii) made in accordance with Rule 144 under the Securities Act, provided that the Company shall have the right to receive an opinion of legal counsel for the holder, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act, prior to the removal of the legend subject to Rule 144, (iii) made pursuant to a registration statement declared effective by the Commission, or (iv) pursuant to a tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by the Board and, if applicable, made to all holders of the Company’s capital stock, provided that in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, such Purchaser’s PIPE Shares, PIPE Warrant Shares, Backstopped Shares, and Backstopped Warrant Shares shall remain subject to the restrictions set forth herein; provided, further, that the foregoing shall not restrict in any manner a Transfer of any PIPE Securities, PIPE Warrant Shares, Backstopped Securities or Backstopped Warrant Shares by a Purchaser (1) solely to one or more of its Affiliates under common control, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 8 and, in the case of such Purchaser, Section 9 hereof (such transferee, an “Affiliate Transferee”) or (2) pursuant to a pledge in connection with a bona fide financing transaction with a third party. Any purported Transfers of any PIPE Securities, PIPE Warrant Shares, Backstopped Securities, or Backstopped Warrant Shares in violation of this Section 8 shall be null and void and no right, title or interest in or to such PIPE Securities, PIPE Warrant Shares, Backstopped Securities, or Backstopped Warrant Shares issuable upon exercise thereof, as applicable, shall be Transferred to the purported transferee, buyer, donee or assignee. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such void purported Transfer in its stock records. For the purposes of this Agreement, the RJB Purchaser and Joseph N. Sanberg shall not be deemed to be under common control with any Person solely because Mr. Sanberg serves as an officer, director or manager of such Person unless Mr. Sanberg also beneficially owns a majority of the equity interests in such Person.

(b)            Restrictive Legends. Each Purchaser acknowledges and agrees (severally and not jointly) that the PIPE Securities, the PIPE Warrant Shares, the Backstopped Securities and the Backstopped Warrant Shares will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and such Purchaser. The legend may be removed pursuant to Section 8(a)(iii) and Section 8(a)(iv) as provided above.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED AND/OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS PROVIDED THAT AT THE ISSUER’S REQUEST, THE TRANSFEROR THEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER) TO THE EFFECT THAT SUCH SECURITIES MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, OR (C) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 9. Certain Stockholder Matters.

(a)            The RJB Purchaser shall cause all of the voting securities of the Company that are beneficially owned by it, by Joseph N. Sanberg or any of its or his respective Affiliates under common control or over which it or he or any of its or his respective Affiliates under common control have voting control to be voted with respect to any action, proposal or matter to be voted on by the stockholders of the Company (including through action by written consent), in proportion to and accordance with the vote of all stockholders of the Company; provided that this Section 9(a) will only apply to voting securities beneficially owned by the RJB Purchaser, together with its Affiliates, in excess of 19.9% of the total voting power of the outstanding capital stock of the Company.

(b)            With respect to any matter that the RJB Purchaser, Joseph N. Sanberg, and/or its or his respective Affiliates under common control are required to vote on in accordance with Section 9(a), the RJB Purchaser shall (and shall cause Joseph N. Sanberg and any of its or his respective Affiliates under common control to) (i) cause each voting security owned by it or over which it has voting control to be voted at all meetings of stockholders of the Company, either by completing the proxy forms distributed by the Company or by having a designated proxy present at the meeting, (ii) deliver the completed proxy form to the Company no later than three (3) Business Days prior to the date of such meeting, and (iii) take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this Section 9.

(c)            In furtherance of this Section 9, the RJB Purchaser shall be, and shall cause Joseph N. Sanberg and each of its or his Affiliates under common control to be, present in person or represented by proxy at all meetings of stockholders to the extent necessary so that all voting securities of the Company as to which it is entitled to vote shall be counted as present for the purpose of determining the presence of a quorum at such meeting.

(d)            During the Standstill Period, the RJB Purchaser hereby agrees that neither the RJB Purchaser nor any of its Affiliates under common control will directly or indirectly: (i) effect, offer or publicly propose to effect, or cause or participate in or in any way knowingly advise, assist or encourage any other person to effect, offer or publicly propose to effect or participate in, (A) any acquisition in excess of five percent (5%) of the issued and outstanding Class A Common Stock (or beneficial ownership thereof) of the Company, or any rights to acquire any such securities (including derivative securities representing the right to vote or economic benefit of any such securities) (but disregarding any securities acquired by the RJB Purchaser under this Agreement and/or upon exercise of any PIPE Warrants or Backstopped Warrants); (B) any tender or exchange offer, merger or other business combination involving the Company; (C) any liquidation or dissolution with respect to the Company; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of the Company (other than in accordance with Section 9 hereof); (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to any securities of the Company; (iii) otherwise act, alone or in concert with others, to seek to control the management, Board or policies of the Company, provided that the RJB Purchaser is not precluded from engaging in direct, non-public conversations with the Board or management of the Company; (iv) take any action which would be reasonably expected to force the Company to make a public announcement regarding any of the types of matters set forth in (i) above; or (v) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Notwithstanding anything to the contrary contained in this Agreement, if, at any time during the Standstill Period, a third party (1) enters into an agreement with the Company contemplating the acquisition (by way of merger, tender offer or otherwise) of at least 50% of the outstanding capital stock of the Company or all or substantially all of its assets, then the restrictions set forth in this paragraph shall terminate and cease to be of any further force or effect or (2) commences a tender offer, which was approved by the Board and is made to all holders of the Company’s capital stock, for at least 50% of the outstanding capital stock of the Company or all or substantially all of its assets, then the restrictions set forth in this paragraph shall be suspended and cease to be of any further force or effect until the expiration or termination of such tender offer or until the public announcement of its withdrawal or abandonment. Notwithstanding the foregoing, nothing in this Section 9(d) shall be construed to prevent the RJB Purchaser from (i) purchasing Rights Offering Securities in the Rights Offering, (ii) purchasing PIPE Securities and Backstopped Securities pursuant to this Agreement, (iii) exercising any Rights Offering Warrants, PIPE Warrants, or Backstopped Warrants in accordance with their respective terms and conditions, (iv) subject to Section 9(a), voting in favor of any stockholder proposal, (v) tendering any securities or receiving any consideration in connection with a bona fide tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions that does not otherwise involve the RJB Purchaser, (vi) subject to Section 9(a), announcing how RJB Purchaser intends to vote on any matter presented for a vote by the Company’s stockholders at an annual or special meeting of the Company, provided such announcement does not include any non-public, confidential or competitively sensitive information of the Company or (vii) making any private proposals to the Board or management of the Company or privately requesting any amendments of waivers to this Section 9(d) to the Company.

Section 10. Termination.

(a)            This Agreement may be terminated at any time prior to the Backstop Closing Date:

(i)            By the RJB Purchaser by written notice to the Company, if there is a material breach of this Agreement by the Company that is not cured by the earlier of (A) thirty (30) days after receipt of written notice by the Company and (B) the Rights Offering Expiration Date (provided that the right to terminate this Agreement under this Section 10(a)(i) shall not be available to the RJB Purchaser if it has failed to perform in any material respect any of its obligations under this Agreement or is in breach of any representation or warranty such that the condition set forth in Section 7(b)(ii)(1) or Section 7(b)(ii)(2) would not be satisfied (assuming that the date of such determination is the Backstop Closing Date)); provided, however, that in such event the Company shall repurchase the September PIPE Securities from the Salzberg Purchaser for the September PIPE Investment Amount;

(ii)           By the Company by written notice to the RJB Purchaser, if there is a material breach of this Agreement by the RJB Purchaser that is not cured by the earlier of (A) thirty (30) days after receipt of written notice by the RJB Purchaser and (B) the Rights Offering Expiration Date (provided that the right to terminate this Agreement under this Section 10(a)(ii) shall not be available to the Company if it has failed to perform in any material respect any of its obligations under this Agreement or is in breach of any representation or warranty such that the condition set forth in Section 7(b)(i)(1) or Section 7(b)(i)(3) would not be satisfied (assuming that the date of such determination is the Backstop Closing Date)); provided, however, that in such event the Company shall repurchase the September PIPE Securities from the Salzberg Purchaser for the September PIPE Investment Amount; or

(iii)          By the Company or by the RJB Purchaser by written notice to the other parties, after the Backstop Termination Date; provided, however, that in such event the Company shall repurchase the September PIPE Securities from the Salzberg Purchaser for the September PIPE Investment Amount.

(b)            This Agreement may be terminated at any time prior to the Backstop Closing Date, by the mutual written consent of the Company and the RJB Purchaser; provided, however, that in such event the Company shall repurchase the September PIPE Securities from the Salzberg Purchaser for the September PIPE Investment Amount.

(c)            If this Agreement is terminated pursuant to this Section 10, this Agreement (other than Sections 11 through 22, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect. Nothing herein shall relieve any party from liability for Fraud or willful breach of this Agreement.

Section 11. Indemnification.

(a)            The Company agrees to indemnify and hold harmless each Purchaser and its respective directors, officers, members, employees, agents, Affiliates and Representatives (all such Persons being hereinafter referred to, collectively, as the “Standby Indemnified Persons”), against any losses, claims, damages or liabilities (“Indemnified Losses”), joint or several, to which any of the Standby Indemnified Persons may become subject as a direct result of any (x) breach or inaccuracy by the Company of any of its representations or warranties contained herein or (y) breach or failure to comply with any of its covenants or agreements contained herein; provided, however, that the Company shall not be liable in any such case to any Standby Indemnified Person to the extent that any such Indemnified Losses arise out of or are based upon (i) (x) any breach or inaccuracy of the applicable Purchaser’s representations or warranties contained herein or (y) any breach or failure to comply with any of the applicable Purchaser’s covenants or agreements contained herein or (ii) any violations by the Standby Indemnified Person of state or federal securities laws or any other conduct by the Standby Indemnified Person which constitutes gross negligence, willful misconduct, or Fraud.

(b)            Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, members, employees, agents, Affiliates and Representatives (all such Persons being hereinafter referred to, collectively, as the “Company Indemnified Persons,” and together with the Standby Indemnified Persons, the “Indemnified Persons”) against any Indemnified Losses to which any of the Company Indemnified Persons may become subject as a direct result of any (x) breach or inaccuracy by such Purchaser of any of its representations or warranties contained herein or (y) breach or failure to comply with any of its covenants or agreements contained herein; provided, however, that such Purchaser shall not be liable in any such case to any Company Indemnified Person to the extent that any such Indemnified Losses arise out of or are based upon (i) (x) any breach or inaccuracy of the Company’s representations or warranties contained herein or (y) any breach or failure to comply with any of the Company’s covenants or agreements contained herein or (ii) any violations by such Company Indemnified Person of state or federal securities laws or any other conduct by such Company Indemnified Person which constitutes gross negligence, willful misconduct, or Fraud.

(c)            Any Indemnified Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Indemnified Person, except to the extent the indemnifying party is actually and materially prejudiced thereby) and (ii) unless in such Indemnified Person’s reasonable judgment a conflict of interest between such Indemnified Person and the indemnifying party may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the Indemnified Person without the indemnifying party’s consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the Indemnified Person or (ii) the Indemnified Person otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any Indemnified Person, a conflict of interest may exist between such Indemnified Person and any other of such Indemnified Persons with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d)            Absent Fraud, willful misconduct or gross negligence by the party against whom a remedy is sought, from and after the date hereof, the sole and exclusive remedies with respect to any and all claims relating to the subject matter of this Agreement shall be (i) monetary damages in accordance with this Section 11, (ii) the remedies set forth in Section 20, and (iii) under the PIPE Warrants, Backstopped Warrants, or the Registration Rights Agreement.

(e)            Notwithstanding any other provision of this Agreement, the liability for indemnification of any indemnifying party under this Agreement shall not include punitive or exemplary damages except to the extent actually awarded pursuant to a third-party claim.

Section 12. Survival. The representations and warranties of the Company and each Purchaser contained in this Agreement shall survive the Initial Closing and the Backstop Closing, as applicable, until the date that is twelve (12) months after the Backstop Closing. All agreements and covenants in this Agreement to be performed prior to the Backstop Closing shall survive the Backstop Closing until the date that is twelve (12) months after the Backstop Closing; each other agreement and covenant shall survive the Backstop Closing until the earlier of its fulfilment and the expiration of the statute of limitations applicable thereto (except to the extent expressly provided in this Agreement).

Section 13. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid); (iii) on the date of confirmation of receipt (or the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by email; or (iv) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(a)            if to the RJB Purchaser, at:

RJB Partners LLC

[***]

with a copy (which shall not constitute notice) to:

Sullivan and Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Attention: Alison S. Ressler

Email: resslera@sullcrom.com

(b)            if to the Salzberg Purchaser, at:

Matthew B. Salzberg

[***]

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001

Attention: Matthew C. Franker

Email: mfranker@cov.com

(c)            if to the Company, at:

Blue Apron Holdings, Inc.
28 Liberty Street
New York, NY 10005
Attention: Chief Executive Officer
Email: legalnotices@blueapron.com

with copies (which shall not constitute notice) to:

Blue Apron Holdings, Inc.
28 Liberty Street
New York, NY 10005
Attention: General Counsel
Email: meredith.deutsch@blueapron.com

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street
Boston, MA 02109
Attention: David A. Westenberg, Esq.
Email: David.Westenberg@wilmerhale.com

and

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center
250 Greenwich Street
New York, NY 10007
Attention: Christopher D. Barnstable-Brown, Esq.
Email: Chris.Barnstable-Brown@wilmerhale.com

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 13. If notice is given pursuant to this Section 13 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

Section 14. Assignment. This Agreement may not be assigned without the prior written consent of each of the parties hereto; provided, that, in the case of the RJB Purchaser, this Agreement may be assigned with only the prior written consent of the Company. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

Section 15. Entire Agreement. This Agreement, the Registration Rights Agreement, the PIPE Warrants, and the Backstopped Warrants embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or therein, with respect to the standby purchase commitments or the registration rights granted by the Company with respect to the PIPE Securities, the PIPE Warrant Shares, the Backstopped Securities, and the Backstopped Warrant Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 17. Waiver of Jury Trial; Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

Section 18. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 19. Extension or Modification of Rights Offering. The Company may, following prior written notice to the RJB Purchaser, (i) waive irregularities in the manner of exercise of the Rights, (ii) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of any Purchaser, and/or (iii) effect such other modifications or changes to the Rights Offering, in a manner not adverse to any Purchaser, as the Company may believe necessary or desirable to effect the purposes contemplated hereby.

Section 20. Specific Performance. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and each Purchaser, to the extent entitled to the benefit of the provisions hereof, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction. For the avoidance of doubt, in no event shall the Salzberg Purchaser be entitled to seek an injunction or to enforce specifically this Agreement and its terms and provisions against the RJB Purchaser. Each party agrees that it will not oppose the granting of such injunction, specific performance and other equitable relief on the basis that the other party has an adequate remedy at law.

Section 21. Fees and Expenses.

(a)            The Company shall, at and contingent upon the Backstop Closing, pay the professional fees, costs and expenses of outside counsel incurred by the RJB Purchaser and its Affiliates in connection with the negotiation, preparation and consummation of the transactions contemplated hereunder, in an amount not to exceed, in the aggregate, $400,000.

(b)            The Company shall, contingent upon and reasonably promptly following the Initial Closing, pay the professional fees, costs and expenses of outside counsel incurred by the Salzberg Purchaser in connection with the negotiation, preparation and consummation of the transactions contemplated hereunder, in an amount not to exceed, in the aggregate, $75,000.

Section 22. Miscellaneous.

(a)            The Company shall not after the date of this Agreement take any action or enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to holders of the PIPE Securities or the Backstopped Securities in this Agreement.

(b)            The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)            Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d)            The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(e)            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

BLUE APRON HOLDINGS, INC.

By:	/s/ Linda Kozlowski
Name:	Linda Kozlowski
Title:	President and Chief Executive Officer

RJB PARTNERS LLC

By:	/s/ Joseph Sanberg
Name:	Joseph Sanberg
Title:	Managing Member

MATTHEW B. SALZBERG

By:	/s/ Matthew B. Salzberg
Name:	Matthew B. Salzberg

Annex A

FORM OF WARRANT

Annex A-1

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

CLASS A COMMON STOCK PURCHASE WARRANT

BLUE APRON HOLDINGS, INC.

Warrant No.: _________

Warrant Shares: _______

Issue Date: __________, 2021

THIS CLASS A COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issue Date (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on ________, 20281 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Blue Apron Holdings, Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Class A Common Stock. The purchase price of one share of Class A Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.              Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a Trading Market, the bid price of the Class A Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported, or (d) in all other cases, the Fair Market Value of a share of Class A Common Stock.

1 Insert the date that is the seven (7) year anniversary of the Initial Exercise Date; provided, however, that, if such date is not a Trading Day, insert the immediately following Trading Day.

1

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Class A Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Class A Common Stock.

“Equity Interests” means any and all (a) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (b) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (c) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith. Such fair market value shall be evidenced by a written notice delivered promptly to the Holder. For the avoidance of doubt, the Fair Market Value of cash shall be the amount of such cash.

2

“Financing Agreement” means that certain Financing Agreement, dated as of October 16, 2020, by and among Blue Apron, LLC, the Company, certain other subsidiaries of the Company party thereto as subsidiary guarantors, the lenders party thereto from time to time, and Blue Torch Finance, LLC, as administrative agent and collateral agent for such lenders, as amended by that certain Amendment No. 1 to Financing Agreement, dated as of November 19, 2020, by and among the parties thereto, and that certain Amendment No. 2 to Financing Agreement, dated as of May 5, 2021, by and among the parties thereto, as the same may be amended and/or restated from time to time.

“Permitted Transaction” shall include (a) issuances of shares of Class A Common Stock (including upon exercise of options) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Board of Directors, (b) issuances of shares of Class A Common Stock in accordance with or pursuant to any existing Common Stock Equivalents, (c) issuances of warrants, and shares of Class A Common Stock issuable upon exercise of such warrants, pursuant to the Financing Agreement; provided, that such securities are not amended after the date hereof to increase the number of shares issuable thereunder or to lower the exercise price thereof, (d) issuances of any shares of Class A Common Stock in accordance with or pursuant to the exercise of this Warrant, (e) issuances of shares of Class A Common Stock in a bona fide registered public offering financing transaction as approved by the Board of Directors and (f) issuances of shares of Class A Common Stock as consideration in connection with the acquisition of all or a controlling interest in another business (whether by merger, purchase of stock or assets or otherwise) if such issuance is approved by the Board of Directors.

“Permitted Transfer” means a transfer of Warrants (a) upon death of a Holder by will or intestacy, (b) by instrument to an inter vivos or testamentary trust in which the Warrants are to be passed to beneficiaries upon the death of the trustee, (c) pursuant to a court order, (d) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (e) to an Affiliate controlled by, or under common control with, the Holder or (f) pursuant to a pledge in connection with a bona fide financing transaction with a third party.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means that certain Purchase Agreement dated as of September 15, 2021, by and between the Company and the purchasers thereto.

“Repurchases” means any transaction or series of related transactions to purchase Equity Interests of the Company or any of its Subsidiaries for a purchase price greater than the VWAP pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), whether for cash, Equity Interests of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including Equity Interests, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof.

3

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the Class A Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 118 Fernwood Ave, Edison, NJ 08837, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock, or any other applicable security, is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Common Stock or such other security, as applicable, for such date (or the nearest preceding date) on the Trading Market on which the Class A Common Stock or such other security, as applicable, is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Class A Common Stock or such other security, as applicable, for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Common Stock or such other security, as applicable, is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock or such other security, as applicable, are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock or such other security, as applicable, so reported, or (d) in all other cases, the Fair Market Value of a share of Class A Common Stock or such other security, as applicable.

“Warrants” means this Warrant and other Class A Common Stock purchase warrants issued by the Company as of the Issue Date and pursuant to the Purchase Agreement.

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Section 2.               Exercise.

a)             Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or from time to time after 5:00 p.m. New York City time on the Issue Date, but in no event later than 5:00 p.m. New York City time on the Termination Date, by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form attached hereto as Annex A, and delivered in accordance with the notice requirements set forth in Section 5(h) (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank payable to the Company (to an account as designated by the Company by notice in writing to the Holders pursuant to Section 5(h)) unless the Cashless Exercise procedure specified in Section 2(c) below is applicable and specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)             Exercise Price. The exercise price per share of Class A Common Stock under this Warrant shall be $[•],2 subject to adjustment hereunder (the “Exercise Price”).

c)             Cashless Exercise. Solely in connection with a Takeout Transaction as further described in Section 3(e) hereof, this Warrant will be automatically exercised, in full, at such time, by means of a “cashless exercise” (a “Cashless Exercise”) in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

2 To insert applicable exercise price (i.e., $15.00, $18.00 or $20.00).

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(A)  = as applicable: (i) the VWAP of the Class A Common Stock on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP of the Class A Common Stock on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Class A Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP of the Class A Common Stock on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a Cashless Exercise;

provided, however, that if, upon the closing of the Takeout Transaction, the Exercise Price is equal to or greater than the Fair Market Value of a share of Class A Common Stock, then the Warrant shall be cancelled and the Holder shall have no further rights hereunder.

If Warrant Shares are issued in such a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrant being exercised. The Company agrees not to take any position contrary to this Section 2(c), except to the extent required by applicable law, rule or regulation.

d)             Mechanics of Exercise.

i.              Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the later of (i) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise and payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Class A Common Stock as in effect on the date of delivery of the Notice of Exercise.

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ii.            Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.            Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v.            Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Annex B duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall, to the extent applicable, pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for electronic delivery of the Warrant Shares.

vi.            Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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[e)          Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that immediately prior to or after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Class A Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Class A Common Stock, a Holder may rely on the number of outstanding shares of Class A Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice from the Company or the Transfer Agent to the Holder setting forth the number of shares of Class A Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm in writing to the Holder the number of shares of Class A Common Stock then outstanding.  In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Class A Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% (or, upon election by a Holder prior to the issuance of any Warrants, 4.99%) of the number of shares of the Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.]3

[e)             Holder’s Exercise Limitations. The Holder acknowledges and agrees that it may not exercise this Warrant, and this Warrant shall be deemed to not be exercisable, to the extent that if such Warrant were exercisable, then the Financing Agreement Threshold (defined below) would be met or exceeded; provided that, if the Holder and/or its affiliates hold multiple warrants subject to a substantially similar restriction based on the Financing Agreement Threshold, this restriction shall apply first to any warrants held by the Holder and/or its Affiliates, originally issued on or about the date hereof and on substantially similar terms, with an Exercise Price equal to $20.00 per share, and then, solely to the extent necessary, to any warrants held by the Holder and/or its Affiliates, originally issued on or about the date hereof and on substantially similar terms, with an Exercise Price equal to $18.00 per share, and then to any warrants held by the Holder and/or its Affiliates, originally issued on or about the date hereof and on substantially similar terms, with an Exercise Price equal to $15.00 per share. The limitation on exercisability set forth in this Section 2(f) shall apply until the date that is 61 days after the Financing Agreement is terminated and all amounts thereunder are fully paid and discharged or such earlier date as any required consent or waiver under the Financing Agreement is obtained. The Company may instruct its transfer agent or warrant agent, as applicable, to apply restrictive legends or similar restrictions to enforce this Section 2(f). For the purposes of this Warrant, “Financing Agreement Threshold” shall mean the acquisition of any securities of the Company by the Holder which would result in the Holder or any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which the Holder is a member owning more than thirty-three percent (33%) of the aggregate outstanding voting power of the Equity Interests (as defined in the Financing Agreement) of the Company.]4

Section 3.               Certain Adjustments.

a)             Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Class A Common Stock or any other equity or equity equivalent securities payable in shares of Class A Common Stock (which, for avoidance of doubt, shall not include any shares of Class A Common Stock issued by the Company upon exercise of the Company’s outstanding and unexercised warrants), (ii) splits or subdivides outstanding shares of Class A Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Class A Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Class A Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Class A Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Class A Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3 Note to Form: Include for warrants for Salzberg Private Placement.

4 Note to Form: Include for warrants for Concurrent Private Placement and Backstop Private Placement.

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b)             Certain Issuances of Class A Common Stock or Common Stock Equivalents. If the Company, at any time while this Warrant is outstanding, issues shares of Class A Common Stock or Common Stock Equivalents (other than in Permitted Transactions or a transaction to which the adjustments set forth in Section 3(a) are applicable), without consideration or at a purchase price per share (or having a conversion or exercise price per share) that is less than 100% of the VWAP of the Class A Common Stock immediately prior to the date of the written, binding agreement on the pricing of such shares or of such Common Stock Equivalents (such date of agreement, the “Pricing Date”) then, in such event:

i.            the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to the Pricing Date (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Class A Common Stock immediately outstanding prior to the Pricing Date and (y) the number of additional shares of Class A Common Stock issued (or into which Common Stock Equivalents may be converted) and (B) the denominator of which shall be the sum of (x) the number of Class A Common Stock outstanding immediately prior to the Pricing Date and (y) the number of shares of Common Stock (rounded to the nearest whole share) which the Aggregate Consideration in respect of such issuance of shares of Class A Common Stock (or Common Stock Equivalents) would purchase at the VWAP of Class A Common Stock immediately prior to the Pricing Date; and

ii.            the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the Pricing Date by a fraction (A) the numerator of which shall be the number of shares of Class A Common Stock issuable upon exercise of this Warrant in full immediately prior to the adjustment in subsection (i) above and (B) the denominator of which shall be the number of shares of Class A Common Stock issuable upon exercise of this Warrant in full immediately after adjustment pursuant to subsection (i) above.

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For purposes of the foregoing, (1) the “Aggregate Consideration” in respect of such issuance of shares of Class A Common Stock (or Common Stock Equivalents) shall be deemed to be equal to the sum of the net offering price (after deduction of any related expenses payable to third parties, including discounts and commissions) of all such shares of Class A Common Stock and Common Stock Equivalents, plus the aggregate amount, if any, payable upon conversion of any such Common Stock Equivalents (assuming conversion in accordance with their terms immediately following their issuance and further assuming for this purpose, that such Common Stock Equivalents are convertible at such time); (2) in the case of the issuance of such shares of Class A Common Stock or Common Stock Equivalents for, in whole or in part, any non-cash property (or in the case of any non-cash property payable upon conversion of any such Common Stock Equivalents), the consideration represented by such non-cash property shall be deemed to be the applicable VWAP (in the case of applicable listed securities) and/or the Fair Market Value (in all other cases), as applicable, of such non-cash property as of immediately prior to the Pricing Date (before deduction of any related expenses payable to third parties, including discounts and commissions); and (3) if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any Common Stock Equivalents in accordance with this Section 3, no further adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be made for the actual issuance of shares of Class A Common Stock upon the actual conversion of such Common Stock Equivalents in accordance with their terms. Any adjustments made pursuant to this Section 3(b) shall become effective immediately upon the date of such issuance; provided that the Company will not take any action that would result in an adjustment under this Section 3(b) and would require prior approval by its stockholders under any then applicable listing rules of the New York Stock Exchange without first obtaining such approval (a “NYSE Stockholder Required Approval Event”). Upon the occurrence of a NYSE Stockholder Required Approval Event, the Company shall as soon as reasonably practicable use reasonable efforts to allow it to make any adjustment required under this Section 3(b). Without limiting the generality of the foregoing, upon the occurrence of a NYSE Stockholder Required Approval Event, the Company shall, as soon as reasonably practicable after the date of the occurrence thereof, hold a meeting of its stockholders for the approval of the issuance of additional Warrant Shares in excess of any then current NYSE restrictions on any such issuance (“Excess Warrant Shares”). In connection with such meeting, the Company shall use commercially reasonable efforts to solicit its stockholders’ approval of such issuance and the Board shall recommend to the stockholders that they approve such proposal. In the event that (i) the Company has not obtained stockholder approval for the issuance of Excess Warrant Shares or there is an insufficient number of shares authorized and available for issuance and (ii) the Holder has exercised this Warrant and is entitled to receive Warrant Shares that would constitute Excess Warrant Shares or be in excess of the Company’s authorized shares of Class A Common Stock, then, in lieu of the Company issuing such Excess Warrant Shares or other shares in excess of the Company’s authorized shares of Common Stock (“Unauthorized Excess Warrant Shares”), the Company shall pay the Holder an amount in cash equal to (Y) the Fair Market Value per share (with the date of determination being the date of exercise) multiplied by (Z) each Excess Warrant Share or Unauthorized Excess Warrant Shares. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 3(b).

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c)             Distributions. If, at any time this Warrant is outstanding, the Company fixes a record date for the making of a dividend or other distribution (by spin-off or otherwise) on shares of Class A Common Stock, whether in cash, Equity Interests of the Company, other securities of the Corporation, evidences of indebtedness of the Company or any other Person or any other property (including Equity Interests, other securities or evidences of indebtedness of a Subsidiary), or any combination thereof, excluding (i) dividends or distributions subject to adjustment pursuant to Section 3(a) or (ii) dividends or distributions of rights in connection with the adoption of a stockholder rights plan in customary form (including with respect to the receipt of such rights in respect of shares of Class A Common Stock (including Warrant Shares) issued subsequent to the initial dividend or distribution of such rights), then in each such case, the number of Warrant Shares issuable upon exercise of this Warrant in full shall be increased by multiplying such number of Warrant Shares by a fraction, the numerator of which is the VWAP per share of Class A Common Stock on such record date and the denominator of which is the VWAP per share of Class A Common Stock on such record date less the Fair Market Value of the cash and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Class A Common Stock (in each case as of the record date of such dividend or distribution); such adjustment shall take effect on the record date for such dividend or distribution. In the event of such adjustment, the Exercise Price shall immediately be decreased or at such later date as the Board of Directors may determine for purposes of the determination of Fair Market Value (but in any event not later than 10 Business Days after the first date on which the Class A Common Stock trades regular way on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading without the right to receive such distribution) by multiplying such Exercise Price by a fraction, the numerator of which is the number of Warrant Shares issuable upon the exercise of this Warrant in full immediately prior to such adjustment, and the denominator of which is the new number of Warrant Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the Fair Market Value of the cash and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Class A Common Stock (in each case as of the record date of such dividend or distribution) is equal to or greater than the VWAP per share of Class A Common Stock on such record date, then proper provision shall be made such that upon exercise of this Warrant, the Holder shall receive, in addition to the applicable Warrant Shares, the amount and kind of such cash and/or any other property such Holder would have received had such Holder exercised this Warrant immediately prior to such record date (disregarding whether or not this Warrant had been exercisable by its terms at such time). For purposes of the foregoing, in the event that such dividend or distribution in question is ultimately not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to make such dividend or distribution, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 3(c).

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d)             Repurchases. If, at any time while this Warrant is outstanding, the Company or any Subsidiary effects Repurchases, then, following the completion of the Repurchase, the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the date of first purchase of Equity Interests comprising such Repurchases by a fraction of which the numerator shall be (a) the product of (1) the number of shares of Class A Common Stock outstanding immediately prior to the first purchase of Equity Interests comprising such Repurchases and (2) the VWAP of the Class A Common Stock on the Trading Day immediately preceding the Company’s first public disclosure of the Company’s (or such Subsidiary’s) intent to effect such Repurchases, minus (b) the Assumed Payment Amount, and of which the denominator shall be the product of (X) the number of shares of Class A Common Stock outstanding immediately prior to the first purchase of Equity Interests comprising such Repurchases minus the number of shares of Class A Common Stock so repurchased and (Y) the VWAP of the Class A Common Stock on the Trading Day immediately preceding the Company’s first public disclosure of the Company’s (or such Subsidiary’s) intent to effect such Repurchases. In such event, the number of Warrant Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by multiplying such number of Warrant Shares by the quotient of (A) the Exercise Price in effect immediately prior to the first purchase of Equity Interests comprising such Repurchases divided by (B) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 3(d). For purposes of the foregoing, the “Assumed Payment Amount” with respect to any Repurchases shall mean the aggregate VWAP (in the case of applicable listed securities) and/or Fair Market Value (in the case of cash and/or any other property), as applicable, as of such Repurchases, of the aggregate consideration paid to effect such Repurchases. Notwithstanding the foregoing, this Section 3(d)) shall only apply in the event that the Company effects Repurchases exceeding an annual average in excess of 1% of its outstanding shares as averaged in any immediately preceding rolling three full calendar year period, measured from January 1-December 31. In the event a Repurchase also constitutes a Fundamental Transaction under Section 3(e)(iii) hereof, then the Company shall apply the treatment set forth in Section 3(e).

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e)            Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Class A Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Class A Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Class A Common Stock or any compulsory share exchange pursuant to which the Class A Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Class A Common Stock (not including any shares of Class A Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Class A Common Stock or other equity securities of the successor or acquiring corporation (or ultimate parent thereof) or of the Company, if it is the surviving corporation, as applicable, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Class A Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Class A Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Class A Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(e) and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for the Alternate Consideration, and with an exercise price which applies the exercise price hereunder to such Alternate Consideration (but taking into account the relative value of the shares of Class A Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything else herein, in the event of a Fundamental Transaction in which the consideration payable to each holder of Class A Common Stock of the Company consists of more than 50% cash and/or equity securities of the acquiring entity or Successor Entity (a “Takeout Transaction”), then this Warrant shall be automatically deemed, without any further action by any party, Cashless Exercised pursuant to Section 2(c) above as of immediately prior to and contingent upon the consummation of the Takeout Transaction (provided that, for clarity, the Holder may exercise this Warrant prior to such Cashless Exercise in accordance with the terms of this Warrant). In the event a Repurchase under Section 3(d) also constitutes a Fundamental Transaction under Section 3(e)(iii) hereof, then the Company shall apply the treatment set forth in Section 3(e).

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f)             Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Class A Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Class A Common Stock (excluding treasury shares, if any) issued and outstanding.

g)            Notice to Holder.

i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Class A Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption or repurchase of the Class A Common Stock, (C) the Company shall authorize the granting to all holders of the Class A Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Class A Common Stock, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Class A Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record, closing or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, repurchase, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Class A Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Class A Common Stock of record shall be entitled to exchange their shares of the Class A Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4.              Transfer of Warrant.

a)            Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than (a) through a Permitted Transfer, and, in the case of a Permitted Transfer, which Permitted Transfer must be in accordance with Section 4(b) hereof and effected in compliance with applicable United States federal and state securities laws and the terms and conditions thereof and hereto or (b) to the extent permitted by Section 8(a) of the Purchase Agreement, including any pledge under Section 8(a)(2) thereunder. Any such sale, assignment, transfer, pledge, encumbrance or disposal of this Warrant, in whole or in part, in violation of this Section 4(a) shall be null and void and of no effect.

b)            Notice of Transfer. Subject to the restrictions set forth in Section 4(a), every request made to transfer this Warrant must be in writing and accompanied by an instrument of assignment substantially in the form attached hereto as Annex B, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, as applicable, and setting forth in reasonable detail the circumstances relating to the transfer and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon receipt of such written notice and, if required, such payment, the Company shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Warrant (including the provisions of Section 4(a)), register the transfer of the Warrant in the Warrant Register, and the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company or its designated agent within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company or its designated agent assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. All duly transferred Warrants registered in the Warrant Register shall be the valid obligations of the Company and shall entitle the transferee to the same benefits and rights under this Warrant as those held immediately prior to the transfer by the transferor. No transfer of a Warrant shall be valid unless and until registered in the Warrant Register.

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c)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

d)            Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.               Miscellaneous.

a)            No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a Cashless Exercise pursuant to Section 2(c), in no event shall the Company be required to net cash settle an exercise of this Warrant.

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b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)            Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)            Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Class A Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Class A Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

f)             Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize Cashless Exercise, will have restrictions upon resale imposed by state and federal securities laws.

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g)            Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies (notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date). Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)            Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at Blue Apron Holdings, Inc., 28 Liberty Street, 28th Floor, New York, NY 10005, Attention: General Counsel, email address: legalnotices@blueapron.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (ii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given.

i)             Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Class A Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by any other Person.

j)             Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

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k)            Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)             Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder, on the other hand.

m)           Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)            Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

BLUE APRON HOLDINGS, INC.

By:
Name:
Title:

21

       ANNEX A

NOTICE OF EXERCISE

To:        BLUE APRON HOLDINGS, INC.

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price of $____ per share in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the Cashless Exercise procedure set forth in subsection 2(c).

(3)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ANNEX B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:

(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

CONFIDENTIAL

ANNEX B

Registration Rights AGREEMENT Term SHEET

The Registration Rights Agreement (the “Registration Rights Agreement”) will contain terms and conditions customary for a registration rights agreement in a transaction of the nature contemplated by the Purchase Agreement to which this term sheet is attached (the “Purchase Agreement”) and in any event including the terms described below. Capitalized terms not defined but otherwise used herein will have the meanings set forth in Purchase Agreement.

Issuer:	Blue Apron Holdings, Inc. (the “Issuer”).
Registrable Securities:

Class A common stock of the Issuer owned as of the date of the Purchase Agreement, PIPE Shares, PIPE Warrant Shares, Backstopped Shares and Backstopped Warrant Shares, including, without limitation, any other securities that may be acquired or issued upon exercise of the PIPE Warrants or Backstopped Warrants or any other common equity securities of the Issuer issued as a dividend or distribution with respect to, or in exchange for or in replacement of such Class A common stock, the PIPE Shares, the PIPE Warrant Shares, the Backstopped Shares and the Backstopped Warrant Shares, in each case held by the Purchaser or its permitted transferees (“Registrable Securities”). Equity securities will cease being Registrable Securities when they are (i) sold by the holder thereof pursuant to Rule 144, (ii) eligible to be sold by the holder thereof pursuant to Rule 144 and such sale can be made without restriction as to volume or manner of sale under Rule 144 unless the Holders have determined in good faith that the inclusion of such securities as “Registrable Securities” is reasonably necessary or advisable to implement the Holders’ strategy with respect to selling such securities (for the avoidance of doubt, including the price, quantum and time at which such securities may be sold) or (iii) sold pursuant to any offering registered under the Securities Act (including, for the avoidance of doubt, under the Shelf Registration Statement).

Holders:

Each of (i) RJB Partners LLC or its permitted transferees (the “RJB Holders”) and (ii) Matthew B. Salzberg or his permitted transferees (the “Salzberg Holders” and, collectively with the RJB Holders, the “Holders”).

Annex B-1

Demand Registration Rights:

To the extent the Registrable Securities are not then covered by the Shelf Registration Statement, the Holders will have the right to cause the Issuer to file registration statements (including, to the extent applicable, one or more shelf registration statements) with respect to all or a portion of the Holders’ Registrable Securities (each, a “Demand Registration”) and to cause the Issuer to use its commercially reasonable efforts to effect the registration of such Registrable Securities and provide customary cooperation with respect to the intended method of distribution, including, if a proposed offering is to be underwritten, executing customary underwriting agreements, providing customary comfort letters and legal opinions, causing such securities to be listed on the NYSE or such other national securities exchange on which the Class A common stock is then listed and making appropriate personnel of the Issuer available to assist in customary road shows; provided, that:

•       a Demand Registration may include an underwritten offering or block trade;

•       in connection with any underwritten offering or block trade, such Registrable Securities must have an expected aggregate offering price of more than $15 million, net of selling expenses (or a lesser amount if such Registrable Securities constitute all of the Registrable Securities then held by the Holders);

•       the RJB Holders shall not be entitled to effect an aggregate of more than four (4) Demand Registrations and shall not be entitled to effect more than two (2) Demand Registrations in any 12-month period, subject to certain customary exceptions; and

•       the Salzberg Holders shall not be entitled to effect an aggregate of more than four (4) Demand Registrations and shall not be entitled to effect more than two (2) Demand Registrations in any 12-month period, subject to certain customary exceptions.

Expenses & Indemnity:

The Issuer will pay all customary reasonable and documented registration expenses in connection with any and all Demand Registrations but excluding, for the avoidance of doubt, any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals.

The Registration Rights Agreement will have indemnity provisions customary for transactions of this type.

Annex B-2

Other Provisions:

The Registration Rights Agreement will include:

•       a provision that the Holders of a majority of the securities to be included in a Demand Registration will have the right to select the investment banker(s) and manager(s), which shall be reasonably acceptable to the Board of Directors, for any underwritten offering;

•       customary provisions permitting the Issuer to postpone the filing or effectiveness of any registration statement for a Demand Registration for up to 90 days (provided that the Issuer may not postpone more than two (2) times during any 12-month period and no such postponements will be longer than 120 days in the aggregate during such 12-month period);

•       the Issuer shall not enter into any agreement with respect to its securities which is inconsistent with the rights contemplated by the Registration Rights Agreement;

•       the Issuer shall notify the Holders if it grants any superior or more favorable rights or terms to any other person; and

•       such other provisions that are reasonable and customary for registration rights agreements for a company in the business and of the size and valuation as the Issuer at the time of entering into the Registration Rights Agreement.

Annex B-3

Annex C

September PIPE Securities

Security	Number
Class A Common Stock (referred to herein as the “September PIPE Shares”)	300,000
$15 Warrants (referred to herein as the “$15 September PIPE Warrants”)	Warrants representing the right to purchase a total of 240,000 shares of Class A Common Stock
$18 Warrants (referred to herein as the “$18 September PIPE Warrants”)	Warrants representing the right to purchase a total of 120,000 shares of Class A Common Stock
$20 Warrants (referred to herein as the “$20 September PIPE Warrants”)	Warrants representing the right to purchase a total of 60,000 shares of Class A Common Stock

Annex C-1

Annex D

Subsequent PIPE Securities

Security	Number
Class A Common Stock (referred to herein as the “Subsequent PIPE Shares”)	3,000,000
$15 Warrants (referred to herein as the “$15 Subsequent PIPE Warrants”)	Warrants representing the right to purchase a total of 2,400,000 shares of Class A Common Stock
$18 Warrants (referred to herein as the “$18 Subsequent PIPE Warrants”)	Warrants representing the right to purchase a total of 1,200,000 shares of Class A Common Stock
$20 Warrants (referred to herein as the “$20 Subsequent PIPE Warrants”)	Warrants representing the right to purchase a total of 600,000 shares of Class A Common Stock

Annex D-1

Annex E

PURCHASER AND AFFILIATE OWNERSHIP

Person	Company securities beneficially owned as of the date of this Agreement
RJB Partners LLC	96,970 shares of Class B Common Stock
Joe Sanberg	93,227 shares of Class A Common Stock 121,066 shares of Class B Common Stock
Matthew Salzberg	141,132 shares of Class A Common Stock 1,115,161 shares of Class B Common Stock
Family Trust Created Under Article V of the Matthew Salzberg 2014 Annuity Trust Agreement	1,316,272 shares of Class B Common Stock
MS 2018 Trust I	180,906 shares of Class B Common Stock
MS 2018 Trust II	180,906 shares of Class B Common Stock
The Matthew Salzberg Family 2014 Trust	166,666 shares of Class B Common Stock
Aspiration Growth Opportunities II GP, LLC	1,250 shares of Class B Common Stock
Barry Salzberg	79,473 shares of Class B Common Stock
The Salzberg Family 2011 Trust	108,590 shares of Class B Common Stock

Annex E-1

Annex F

Governance Matters

1.	The Company shall (a) use reasonable best efforts to conduct and complete a greenhouse gas emissions inventory survey by December 31, 2021 to aid the Company in assessing its carbon footprint, (b) be “carbon neutral” with respect to its Scope 1, Scope 2 and Scope 3 emissions (in each case, as defined by the Greenhouse Gas Protocol as in effect as of the Backstop Closing), whether through the purchase of carbon offsets or otherwise, from and after March 31, 2022, and (c) for the purpose of effecting the obligations in clauses (a) and (b), engage the services of a third-party consulting firm.

2.	Within thirty (30) days of the Backstop Closing, the Company shall provide a minimum wage of at least $15 per hour to all hourly employees. Without limiting the foregoing, the Company shall thereafter adopt a policy that it will use reasonable best efforts to offer wages to its hourly employees that are at least equal to those wages offered by other similarly-sized companies which are primarily in the business of offering meal kits directly to consumers.

3.	The Company shall use reasonable best efforts to cause the Company-proposed nominees to the Board included in the Company’s proxy statement for the 2022 annual stockholders meeting to be composed of individuals such that: (a) at least half of proposed nominees shall be women; and (b) at least half of the proposed nominees shall be persons of color. To the extent that following the 2022 annual stockholder meeting, the Board is not composed of individuals such at least half of the directors are women and at least half of the directors are persons of color, the Company shall increase the size of the Board and appoint new directors to the Board, or shall obtain resignations from then-current directors, such that at least half of the directors are women and at least half of the directors are persons of color.

4.	At the 2022 annual stockholder meeting, the Company shall propose an amendment to its certificate of incorporation (and where necessary, appropriate and conforming changes to its bylaws) providing for the following:

a.	Removal of the supermajority vote requirement to remove directors from the Board;

b.	A right for one or more holders of shares representing in the aggregate at least 25% of the voting power of all of the Company’s outstanding capital stock to call a special meeting of the stockholders; and

c.	Removal of the supermajority vote requirement to amend or repeal all or any provisions in the Company’s certificate of incorporation or bylaws other than those provisions prohibiting the Company’s stockholders from taking actions by written consent.

5.	At the Backstop Closing, the Company shall amend its bylaws to provide for a customary proxy access provision.

Annex F-1